Exhibit 10.3

SALE AGREEMENT

This Sale Agreement, dated as of July 28, 2014 (this “Agreement”), is between LIEBEL-FLARSHEIM COMPANY LLC, a Delaware limited liability company (the “Seller”), and MALLINCKRODT LLC, a Delaware limited liability company (the “Buyer”).

W I T N E S S E T H :

WHEREAS, the Seller is a direct wholly-owned subsidiary of the Buyer;

WHEREAS, the Seller generates Receivables in the ordinary course of its business;

WHEREAS, the Receivables generated by the Seller are not tracked or accounted for separately from those of the Buyer and are serviced by the Buyer, so that the Buyer receives all collections on such Receivables;

WHEREAS, the Buyer from time to time and as necessary makes capital contributions to or otherwise provides funding to Seller, as its direct wholly-owned subsidiary;

WHEREAS, the Seller, in consideration of such capital contributions and funding, wishes to sell all of its Receivables and all of the related Related Rights to the Buyer, the Buyer is willing to acquire such Receivables and the related Related Rights from the Seller, on the terms and subject to the conditions set forth herein, and the Seller and the Buyer believe that the Seller is receiving fair consideration for the Receivables and the related Related Rights;

WHEREAS, the Seller and the Buyer intend each such transaction to be a true sale of Receivables and the related Related Rights by the Seller to the Buyer, providing the Buyer with the full benefits of ownership of the Receivables, and the Seller and the Buyer do not intend the transactions hereunder to be characterized as a loan from the Buyer to the Seller;

WHEREAS, the Buyer and certain other originators, Mallinckrodt LLC, as initial servicer and Mallinckrodt Securitization S.à r.l., as buyer, have entered into that certain Purchase and Sale Agreement (the “PSA”), dated July 28, 2014, wherein the Buyer has agreed to sell Receivables and related Related Rights to Mallinckrodt Securitization S.à r.l. (in such capacity, the “Issuer”); and

WHEREAS, capitalized terms used herein but not otherwise defined shall have the meanings set forth in the PSA.

NOW, THEREFORE, in consideration of the premises and of the commitments made hereunder the parties hereto agree as follows:

1. For good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Seller hereby sells to the Buyer on the Closing Date and on each Sale Date thereafter that is prior to the Purchase and Sale Termination Date, without recourse or representation or warranty of any kind except as provided herein, all of its right, title and interest in all its Receivables and the related Related Rights that it has not previously sold to the Buyer hereunder.

2. It is the express intent of the parties hereto that each transfer of Receivables and the related Related Rights by the Seller to the Buyer as provided in this Agreement be, and be construed as, an absolute sale of the Receivables and the related Related Rights. It is, further, not the intention of the parties that any such transfer be deemed the grant of a security interest in the Receivables and the related Related Rights by the Seller to the Buyer to secure a debt or other obligation of the Seller. In the event, however, that, notwithstanding the intent of the parties, any Receivables or related Related Rights are held to be the property of the Seller, or if for any other reason this Agreement is held or deemed to create a security interest in the Receivables and the related Related Rights, then (a) this Agreement shall constitute a security agreement, and (b) each transfer provided for in this Agreement shall be deemed to be a grant by the Seller to the Buyer of, and the Seller hereby grants to the Buyer, to secure all of the Seller’s obligations hereunder, a security interest in all of the Seller’s right, title, and interest, whether now owned or hereafter acquired, in and to the Receivables and the related Related Rights and all proceeds thereof.

3. Representations and Warranties. In order to induce the Buyer to enter into this Agreement and to make purchases hereunder, Seller hereby represents and warrants that each representation and warranty set forth in this Section is true and correct with respect to it and the Receivables and Related Rights sold by it hereunder on the applicable Sale Date:

a.	Binding Obligations. This Agreement constitutes legal, valid and binding obligations of Seller, enforceable against Seller in accordance with its terms, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

b.	Compliance with Applicable Law. The Seller (i) shall duly satisfy all obligations on its part to be fulfilled under or in connection with the Receivables and the Related Rights sold by it hereunder and (ii) has complied in all material respects with all Applicable Law in connection with the Receivables sold by it hereunder.

c.	Valid Sale. Each sale of Receivables and the Related Rights made by Seller pursuant to this Agreement shall constitute a valid sale, transfer and assignment of Receivables and Related Rights to the Buyer, enforceable against creditors of, and purchasers from, the Buyer, except (i) as such enforceability may be limited by applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (ii) as such enforceability may be limited by general principles of equity, regardless of whether such enforceability is considered in a proceeding in equity or at law.

d.	No Sanctions. Seller is not a Sanctioned Person. To Seller’s knowledge, no Obligor was a Sanctioned Person at the time of origination of any Receivable owing by such Obligor. Seller, either in its own right or through any third party, (a) does not have any of its assets in a Sanctioned Country or in the possession, custody or control of a Sanctioned Person in violation of any Anti-Terrorism Law; (b) does not do business in or with, or derives any of its income from investments in or transactions with, any Sanctioned Country or Sanctioned Person in violation of any Anti-Terrorism Law; or (c) does not engages in any dealings or transactions prohibited by any Anti-Terrorism Law.

e.	Perfection; Good Title. Immediately preceding its sale of each Receivable hereunder, Seller was the owner of such Receivable sold or purported to be sold free and clear of any Adverse Claims, and each such sale hereunder constitutes a valid sale, transfer and assignment to the Buyer of all of Seller’s right, title and interest in, to and under the Receivables sold by it, free and clear of any Adverse Claims. On or before the date hereof and before the generation by Seller of any new Receivable to be sold or otherwise conveyed hereunder, all financing statements and other documents, if any, required to be recorded or filed in order to perfect and protect the Buyer’s ownership interest in such Receivable against all creditors of and purchasers from Seller will have been duly filed in each filing office necessary for such purpose, and all filing fees and taxes, if any, payable in connection with such filings shall have been paid in full. Upon the transfer to the Buyer of each new Receivable sold or otherwise conveyed or purported to be conveyed hereunder and on the date hereof for then existing Receivables, the Buyer shall have a valid and perfected first priority ownership or security interest in each Receivable sold to it hereunder, free and clear of any Adverse Claim.

f.	Solvent. After giving effect to the transactions contemplated by this Agreement, Seller is Solvent.

4. Covenants. From the date hereof until the Final Payout Date (unless earlier terminated as provided herein), Seller will, unless the Administrative Agent (as assignee of Issuer, which is the assignee of the Buyer) and the Buyer shall otherwise consent in writing, perform the following covenants:

a.	Compliance with Laws. Seller will comply with all Applicable Laws to which it may be subject if the failure to comply could reasonably be expected to have a Material Adverse Effect.

b.

Sales, Liens, etc. Except as otherwise provided herein, Seller will not sell, assign (by operation of law or otherwise) or otherwise dispose of, or create or suffer to exist any Adverse Claim arising through or under it upon (including, without limitation, the filing of any financing statement) or with respect to, any Receivable or other Related Rights sold or purported to be sold by it hereunder, or assign any right to receive income in respect thereof.

c.	Ownership Interest, Etc. Seller shall, at its expense, take all action necessary or reasonably desirable to establish and maintain a valid and enforceable ownership or first priority perfected security interest in the Receivables, the Related Rights and Collections with respect thereto, transferred or purported to be transferred by it hereunder, free and clear of any Adverse Claim, in favor of the Buyer (and Issuer and the Administrative Agent (on behalf of the Secured Parties), as the assignee of the Issuer), including taking such action to perfect, protect or more fully evidence the interest of the Buyer (and Issuer and the Administrative Agent (on behalf of the Secured Parties), as the assignee of the Issuer) as the Buyer, Issuer, the Administrative Agent or any Purchaser may reasonably request.

d.	Further Assurances. Seller hereby authorizes and hereby agrees from time to time, at its own expense, promptly to execute (if necessary) and deliver all further instruments and documents, and to take all further actions, that may be necessary or desirable, or that the Buyer, Issuer or the Administrative Agent (as assignee of the Issuer) may reasonably request, to perfect, protect or more fully evidence the purchases made hereunder and/or security interest granted pursuant to this Agreement, or to enable the Buyer, Issuer or the Administrative Agent (as assignee of the Issuer) to exercise and enforce their respective rights and remedies hereunder.

e.

Mergers, Acquisitions, Sales, etc. Seller shall not (i) be a party to any merger, consolidation or other corporate restructuring, except (I) a merger of Seller into an Originator or (II) a merger, consolidation or other corporate restructuring where the Buyer, the Administrative Agent (as Issuer’s assignee) and each Purchaser have each (A) received notice thereof no later than or promptly after the effective date, (B) within thirty (30) days following the effectiveness thereof, received executed copies of all documents, certificates and opinions (including, without limitation, opinions relating to corporate, bankruptcy and UCC matters) as the Buyer or the Administrative Agent shall reasonably request and (C) within thirty (30) days following the effectiveness thereof, been satisfied that all other action to perfect and protect the interests of the Buyer and the Administrative Agent, on behalf of the Purchasers, as the Issuer’s assignee, in and to the Receivables to be sold by it hereunder and other Related Rights, as reasonably requested by the Buyer or the Administrative Agent (as Issuer’s assignee) shall have been taken by, and at the expense of, Seller (including the filing of any UCC financing statements, the receipt of certificates and other requested documents from public officials) or (ii) directly or indirectly sell, transfer, assign, convey or lease (A) whether in one or a series of transactions, all or substantially all of its assets except (I) to an Originator or (II) if prior to the effective date thereof or in connection therewith (i) this Agreement is or has been terminated and (ii) the

Administrative Agent (as Issuer’s assignee) and each Purchaser shall have received notice thereof or (B) any Receivables or Related Rights or any interest therein (other than pursuant to this Agreement) except if prior to the effective date thereof or in connection therewith (i) this Agreement is or has been terminated and (ii) the Administrative Agent (as Issuer’s assignee) and each Purchaser shall have received notice thereof.

5. Amendments. The provisions of this Agreement may from time to time be amended, modified or waived, if such amendment, modification or waiver is in writing and executed by the Buyer and Seller, with (prior to the Final Payout Date) the prior written consent of the Administrative Agent (as assignee of the Issuer) and the Majority Purchasers (as assignee of the Issuer).

6. Binding Effect; Termination. This Agreement shall be binding upon and inure to the benefit of the Buyer and Seller and their respective successors and permitted assigns. This Agreement shall create and constitute the continuing obligations of the parties hereto in accordance with its terms, and shall remain in full force and effect until such time as the parties hereto shall agree.

7. Third-Party Beneficiaries. By execution below, Seller expressly acknowledges and agrees that all of the Buyer’s rights, title, and interests in, to, and under this Agreement, shall be assigned by the Buyer to the Issuer, which shall in turn assign all such right, title and interest to the Administrative Agent (for the benefit of the Secured Parties) pursuant to the Purchase and Sale Agreement and the Note Purchase Agreement, and Seller consents to such assignment. Each of the parties hereto acknowledges and agrees that the Issuer and, prior to the Final Payout Date, the Purchasers and the Administrative Agent are third-party beneficiaries of the rights of the Buyer arising hereunder, and notwithstanding anything to the contrary contained herein or in any other Transaction Document, upon the occurrence and during the continuation of an Event of Default under the Note Purchase Agreement, the Administrative Agent, and not the Buyer or the Issuer, shall have the sole right to exercise all such rights and related remedies.

8. Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York.

IN WITNESS whereof this Agreement has been entered into the date first above written.

LIEBEL-FLARSHEIM COMPANY LLC

By:	/s/ Matt Mainer
Name: Matt Mainer
Title: Vice President and Assistant Treasurer

MALLINCKRODT LLC

By:	/s/ Matt Mainer
Name: Matt Mainer
Title Vice President and Assistant Treasurer

6